Exhibit 99.3

For Immediate Release

Executive Contact:

Robert C. Atkinson

Vice President-Investor Relations

Chico’s FAS, Inc.

(239) 274-4199

Chico’s FAS, Inc. Announces New $200 Million Share Repurchase Program

Fort Myers, FL – November 22, 2011 – As part of an ongoing commitment to return value to its shareholders, Chico’s FAS, Inc. (NYSE: CHS) today announced that its Board of Directors authorized the repurchase of up to $200 million of the Company’s outstanding common stock, effective November 23, 2011. This program replaces the now cancelled August 2010 $200 million program in its entirety that had $24.2 million remaining.

Repurchases under the program will be made in open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18. The Company intends to fund the repurchase program from cash on hand and retire any shares repurchased. The Company, however, has no obligation to repurchase shares under this authorization, and the timing, actual number and value of shares to be purchased will depend on the performance of Chico’s stock price and other market conditions.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico’s, White House | Black Market, Soma Intimates, and Boston Proper, is a women’s specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items.

The Chico’s brand offers women a combination of great style, one-of-a-kind details and warm personal service. Chico’s currently operates 604 boutiques and 83 outlets throughout the U.S., publishes a monthly catalog and offers round-the-clock shopping at www.chicos.com.

White House | Black Market strives to make women feel beautiful with apparel and accessories in the honest simplicity of black and white and the individuality of styles built from it. White House | Black Market currently operates 363 boutiques and 25 outlets, publishes a catalog highlighting its latest fashions and connects with customers at www.whbm.com.

Soma Intimates offers beautiful and sensual lingerie, loungewear and beauty. Soma Intimates currently operates 168 boutiques and 17 outlets, publishes a catalog coinciding with key shopping periods and sells direct-to-consumer at www.soma.com.

Boston Proper is a leading direct-to-consumer retailer of women’s high-end apparel and accessories. Boston Proper provides unique, distinctive fashion designed for today’s independent, confident and active woman. The merchandise focus is about creating a daring, modern style with a sensual feel and is available exclusively through the Boston Proper catalog and website, www.bostonproper.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information on Chico’s FAS, Inc., please go to our corporate website, www.chicosfas.com.